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                                                                   EXHIBIT 3.5.2


                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                          STRATEGIC TIMBER PARTNERS, LP






                                   DATED AS OF
                                 APRIL 23, 1998




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                                Table of Contents



ARTICLE I
         Definitions...............................................................................................2
         1.1      Definitions......................................................................................2

ARTICLE II.........................................................................................................8
         Organization of Partnership...............................................................................8
         2.1      Organization.....................................................................................8
         2.2      Name.............................................................................................8
         2.3      Location of Principal Place of Business..........................................................8
         2.4      Registered Agent and Registered Office...........................................................8
         2.5      Term.............................................................................................8

ARTICLE III........................................................................................................8
         Purpose and Powers........................................................................................8
         3.1      Purpose and Business.............................................................................8
         3.2      Powers...........................................................................................9

ARTICLE IV.........................................................................................................9
         Capital Contributions.....................................................................................9
         4.1      Capital Contributions, Partnership Interests and Percentage
                  Interests of Partners............................................................................9
         4.2      Contribution of Proceeds.........................................................................9
         4.3      No Third Party Beneficiaries....................................................................10
         4.4      No Interest on or Return of Capital Contribution................................................10
         4.5      Loans to Partnership............................................................................10
         4.6      Issuance of Additional Partnership Interests....................................................10
         4.7      Adjustment to Units in the Event of REIT Stock Split, Etc.......................................10

ARTICLE V.........................................................................................................11
         Distributions............................................................................................11
         5.1      Distributions...................................................................................11
         5.2      Amounts Withheld................................................................................11
         5.3      Distributions Upon Liquidation..................................................................11
         5.4      Tax Distributions...............................................................................11

ARTICLE VI........................................................................................................12
         Allocations and Other Tax and Accounting Matters.........................................................12
         6.1      Allocations for Capital Account Purposes........................................................12
         6.2      Books of Account................................................................................12
         6.3      Reports.........................................................................................12

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
         6.4      Tax Elections and Returns.......................................................................13
         6.5      Tax Matters Partner.............................................................................13
         6.6      Withholding Payments Required By Law............................................................13
         6.7      Fiscal Year.....................................................................................15

ARTICLE VII.......................................................................................................15
         Rights, Duties and Restrictions of the General Partner and the REIT......................................15
         7.1      Powers and Duties of General Partner............................................................15
         7.2      Reimbursement of the General Partner and the REIT...............................................17
         7.3      Outside Activities of the General Partner.......................................................17
         7.4      Contracts with Affiliates.......................................................................17
         7.5      Title to Partnership Assets.....................................................................18
         7.6      Reliance by Third Parties.......................................................................18
         7.7      Indemnification by Partnership..................................................................19
         7.8      Liability of the General Partner................................................................20
         7.9      Other Matters Concerning the General Partner....................................................21

ARTICLE VIII......................................................................................................22
         Dissolution, Winding-Up and Liquidation..................................................................22
         8.1      Events of Dissolution...........................................................................22
         8.2      Accounting......................................................................................22
         8.3      Distribution on Dissolution.....................................................................22
         8.4      Timing Requirements.............................................................................23
         8.5      Documentation of Liquidation....................................................................23

ARTICLE IX........................................................................................................24
         Transfer of Partnership Interests........................................................................24
         9.1      Transfer........................................................................................24
         9.2      General Partner Transfer........................................................................24
         9.3      Transfers by Limited Partners...................................................................24
         9.4      Certain Restrictions on Transfer................................................................26
         9.5      Effective Dates of Transfers....................................................................26
         9.6      Pledges Required by Financing...................................................................26

ARTICLE X.........................................................................................................27
         Rights and Obligations of the Limited Partners...........................................................27
         10.1     No Participation in Management..................................................................27
         10.2     Bankruptcy of a Limited Partner.................................................................27
         10.3     No Withdrawal...................................................................................27
         10.4     Conflicts.......................................................................................27
         10.5     Provision of Information........................................................................27
         10.6     Power of Attorney...............................................................................28


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
ARTICLE XI........................................................................................................29
         Grant of Certain Rights to Limited Partners..............................................................29
         11.1     Grant of Rights.................................................................................29
         11.2     Right of REIT to Assume.........................................................................29

ARTICLE XII.......................................................................................................30
         Amendment of Partnership Agreement; Meetings.............................................................30
         12.1     Amendments......................................................................................30

ARTICLE XIII......................................................................................................31
         Meetings of the Partners.................................................................................31
         13.1     Call of a Meeting...............................................................................31
         13.2     Written Consent.................................................................................31
         13.3     Proxy...........................................................................................31

ARTICLE XIV.......................................................................................................31
         General Provisions.......................................................................................31
         14.1     Notices.........................................................................................31
         14.2     Controlling Law.................................................................................32
         14.3     Execution in Counterparts.......................................................................32
         14.4     Provisions Separable............................................................................32
         14.5     Entire Agreement................................................................................32
         14.6     Titles and Captions.............................................................................32
         14.7     Pronouns and Plurals............................................................................32
         14.8     Number of Days..................................................................................32
         14.9     Assurances......................................................................................32
         14.10    Binding Effect..................................................................................33

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THE LIMITED PARTNERSHIP INTERESTS REFERRED TO IN THIS AGREEMENT HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. REFERENCE IS MADE TO ARTICLE IX OF THIS AGREEMENT FOR PROVISIONS RELATING TO VARIOUS RESTRICTIONS ON THE SALE OR OTHER TRANSFER OF THESE INTERESTS.



                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                          STRATEGIC TIMBER PARTNERS, LP



                  THIS AGREEMENT OF LIMITED PARTNERSHIP is made and entered into as of April 23, 1998 by and among the General Partner and the Limited Partners (as those terms are defined below).



                                R E C I T A L S:



                  On April 21, 1998, the General Partner and Strategic Timber Trust, Inc., as the sole Limited Partner (collectively the "Original Partners") formed Strategic Timber Partners, LP, as a limited partnership under the Revised Uniform Limited Partnership Act of the State of Delaware pursuant to the Certificate and an Agreement of Limited Partnership of Strategic Timber Partners, LP, dated as of April 21, 1998 ("Original Agreement").

                  The Original Partners now desire to admit Louisiana Timber Partners, LLC ("LTP") as a Class B and Class C Limited Partner in consideration of the contribution specified in that Contribution Agreement by and among the Partnership, the Original Partners and LTP, dated as of April 23, 1998.

                  The parties hereto desire to amend and restate the Original Agreement in accordance with the terms set forth herein:

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration on, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  1.1 Definitions. Except as otherwise expressly provided herein and in Exhibits B, C and D, the following terms and phrases shall have the meanings as set forth below:

                  "Accountants" shall mean the firm or firms of independent certified public accountants selected by the General Partner on behalf of the Partnership to audit the books and records of the Partnership and to prepare statements and reports in connection therewith.

                  "Act" shall mean the Revised Uniform Limited Partnership Act of the State of Delaware, as the same may hereafter be amended from time to time.

                  "Additional Partner" means a Person admitted to the Partnership pursuant to the provisions hereof after the date of this Agreement.

                  "Affiliate" shall mean, with respect to any Partner (or as to any other person the affiliates of whom are relevant for purposes of any of the provisions of this Agreement), (i) any member of the Immediate Family of such Partner; (ii) any beneficiary of a Limited Partner that is a trust; (iii) any trust for the benefit of any Person referred to in the preceding clauses (i) and
(ii); or (iv) any Entity which directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, any Person referred to in the preceding clauses (i) through (iii).

                  "Agreement" shall mean this First Amended and Restated Limited Partnership Agreement, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

                  "Assignee" means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a substituted Limited Partner, and who has the rights set forth in Section 9.3(d).

                  "Audited Financial Statements" shall mean financial statements (balance sheet, statement of income, statement of partners' equity and statement of cash flows) prepared in accordance with GAAP and accompanied by an independent auditor's report containing an opinion thereon.



                                       2
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                  "Bankruptcy" shall mean, with respect to any Partner, (i) the commencement by such Partner of any petition, case or proceeding seeking relief under any provision or chapter of the federal Bankruptcy Code or any other federal or state law relating to insolvency, bankruptcy or reorganization, (ii) an adjudication that such Partner is insolvent or bankrupt; (iii) the entry of an order for relief under the federal Bankruptcy Code with respect to such Partner, (iv) the filing of any such petition or the commencement of any such case or proceeding against such Partner, unless such petition and the case or proceeding initiated thereby are dismissed within ninety (90) days from the date of such filing or (v) the filing of an answer by such Partner admitting the allegations of any such petition.

                  "Bridge Loan" means a loan provided to the REIT by the lenders under that Bridge Loan Agreement dated as of April 27, 1998 among the REIT, the lenders party thereto and ABN AMRO Bank N.V. as agent for the lenders (as the same may be amended, modified or restated and any refinancing thereof by those lenders) having an 18-month term and in the original principal amount of $85,000,000.

                  "Capital Account" shall mean the separate "book" account which the Partnership shall establish and maintain for each Partner in accordance with Exhibit B of this Agreement.

                  "Capital Contribution" shall mean the amount of money and the initial Gross Asset Value of any Contributed Property, net of liabilities assumed by the Partnership in connection with such contribution or as to which each property is subject when contributed.

                  "Certificate" shall mean the Certificate of Limited Partnership establishing the Partnership, as filed with the office of the Delaware Secretary of State, as it may be amended from time to time in accordance with the terms of this Agreement and the Act.

                  "Class A Partner" shall mean a Partner that owns one or more Class A Partnership Units.

                  "Class A Partnership Units" shall mean the Partnership Units issued to the General Partner and the REIT in exchange for their initial Capital Contribution. The Class A Partnership Units do not have any Redemption Rights.

                  "Class B Partner" shall mean a Partner that owns one or more Class B Partnership Units.

                  "Class B Partnership Units" shall mean the Partnership Units having the Redemption Rights and the other rights specified in Exhibit D.

                  "Class C Partner" shall mean a Partner that owns one or more Class C Partnership Units.



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



                  "Class C Partnership Units" shall mean the Partnership Units having the Redemption Rights and the other rights specified in Exhibit D.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section of the Code shall be deemed to include a reference to any corresponding provision of succeeding laws.

                  "Consent" shall mean the written consent or approval of a proposed action given in accordance with Section 13.2 hereof.

                  "Contributed Property" shall mean each property or other asset, in such form as may be permitted by the Act (but excluding cash) contributed to the Partnership by a Partner.

                  "Control" shall mean the ability, whether by the direct or indirect ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to select the managing partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those persons exercising governing authority over an Entity. In the case of a limited partnership, the sole general partner, all of the general partners to the extent each has equal management control and authority, or the managing general partner or managing general partners thereof shall be deemed to have control of such partnership and, in the case of a trust, any trustee thereof or any Person having the right to select any such trustee shall be deemed to have control of such trust.

                  "Depletion" shall mean, with respect to standing timber owned by the Partnership, the recovery (as a noncash expense) of the costs associated with the acquisition or establishment of timber stands, as determined under Code section 611 and the Regulations thereunder; provided, however, if there is a difference between the Gross Asset Value and adjusted tax basis of such timber, Depletion means "book" depletion as determined under the Code section 704(b) Regulations.

                  "Depreciation" shall mean, with respect to any asset of the Partnership for any fiscal year or other period, the depreciation or amortization, as the case may be, allowed or allowable for Federal income tax purposes in respect of such asset for such fiscal year or other period; provided, however, that if there is a difference between the Gross Asset Value and the adjusted tax basis of such asset, Depreciation shall mean "book" depreciation or amortization as determined under the Code section 704(b) Regulations.

                  "Entity" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, real estate investment trust, association or other business entity.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time (or any corresponding provisions of succeeding laws).


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                  "Financing" means the Bridge Loan and the Senior Revolver.

                  "Financing Documents" means the documents executed by the Partnership and the REIT in connection with the Financing.

                  "GAAP" shall mean generally accepted accounting principles as in effect from time to time.

                  "General Partner" means Strategic Timber Operating Co., a Delaware corporation, its duly admitted successors and assigns and any other Person who is a general partner of the Partnership at the time of reference thereto.

                  "Gross Asset Value" shall mean the value at which the assets of the Partnership are carried on its books as required by the Regulations under Code section 704(b) and as determined in accordance with Exhibit B.

                  "Immediate Family" shall mean, with respect to any Person, such Person's spouse, parents, descendants, brothers and sisters.

                  "Indemnitee" shall mean (i) any Person made a party to a proceeding by reason of his status as (A) the General Partner, (B) a trustee, director, or officer of the General Partner or (c) a Liquidating Trustee of the Partnership or the General Partner, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time in its sole and absolute discretion.

                  "Limited Partners" shall mean those Persons listed under the heading "Limited Partners" on Exhibit A attached hereto, as amended from time to time to reflect the admission of additional Persons and any permitted successors or assigns, who are admitted as a limited partner in the Partnership.

                  "Liquidating Trustee" shall mean such individual or entity as is selected as the Liquidating Trustee hereunder by the General Partner, which individual or Entity may include an Affiliate of the General Partner, provided such Liquidating Trustee agrees in writing to be bound by the terms of this Agreement. The Liquidating Trustee shall be empowered to give and receive notices, reports and payments in connection with the dissolution, liquidation and/or winding up of the Partnership and shall hold and exercise such other rights and powers as are necessary or required to authorize and permit all parties to deal with the Liquidating Trustee in connection with the dissolution, liquidation and/or winding-up of the Partnership.

                  "LTP" is defined in the Recitals.

                  "Net Income" means for any period, the excess, if any, of the Partnership's items of income and gain for such period over the Partnership's items of loss and

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deduction for such period. The items included in the calculation of Net Income shall be determined in accordance with Exhibit B.

                  "Net Loss" means, for any period, the excess, if any, of the Partnership's items of loss and deduction for such period over the Partnership's items of income and gain for such period. The items included in the calculation of Net Loss shall be determined in accordance with Exhibit B.

                  "Net Operating Cash Flow" shall mean, with respect to any fiscal period of the Partnership, the excess, if any, of "Receipts" over "Expenditures". For purposes hereof, the term "Receipts" means the sum of all cash receipts of the Partnership from all sources for such period, (including the net proceeds of borrowings but excluding Capital Contributions) and any amounts that are held as reserves as of the last day of such period that the General Partner reasonably deems to be in excess of reserves that are necessary or appropriate for the Partnership, as specified in the definition of Expenditure. The term "Expenditures" means the sum of (a) all cash expenses of the Partnership for such period, (b) the amount of all payments of principal and interest on account of any indebtedness of the Partnership including payments of principal and interest on account of loans from the General Partner, or amounts due on such indebtedness during such period, and (c) such cash reserves as of the last day of such period as the General Partner deems necessary or appropriate for any capital, operating or other expenditure, including, without limitation, contingent liabilities.

                  "Partner(s)" shall mean the General Partner and/or the Limited Partners, their duly admitted successors or assigns and any additional Person who has been admitted as a partner of the Partnership at the time of reference thereto.

                  "Partnership" shall mean Strategic Timber Partners, LP, a Delaware limited partnership, as such limited partnership may from time to time be constituted.

                  "Partnership Interest" shall mean the ownership interest of a Partner in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such an interest may be entitled under this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

                  "Partnership Record Date" means the record date established by the General Partner for distribution of Net Operating Cash Flow pursuant to
Section 5.1 hereof, which record date shall be the same as the record date established by the REIT for distribution to its shareholders of some or all of its portion of such distribution.

                  "Partnership Unit" means a fractional, undivided share of the Partnership Interests of all the Partners issued pursuant to Section 4.1 of this Agreement, and as specified on Exhibit A, as amended from time to time. The ownership of Partnership Units may be evidenced by such form of certificate for units as the General Partner adopts from time to time on behalf of the Partnership. Partnership Units may be divided into two or more classes.

                  "Percentage Interest" shall mean, with respect to any Partner, its interest determined by dividing the Partnership Units owned by such Partner by the total number of Partnership Units then outstanding and as specified in Exhibit A hereto, as such Exhibit may be amended from time to time.

                  "Person" shall mean any natural person or Entity.

                  "Redeeming Partner" means a Class B Limited Partner or Assignee who issues a Notice exercising its Redemption Rights in accordance with
Article XI and Exhibit D.

                  "Redemption Rights" shall have the meaning set forth in
Section 11.1 hereof.

                  "Regulations" shall mean the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                  "REIT" shall mean Strategic Timber Trust, Inc., a Georgia corporation, that will elect to be classified as a real estate investment trust as defined in Section 856 of the Code.

                  "REIT Expenses" shall mean (i) costs and expenses relating to the formation and continuity of existence of the REIT and its subsidiaries including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director or trustee of the REIT or its subsidiaries, (ii) costs and expenses relating to any offer or registration of securities by the REIT and all statements, reports, fees and expenses incidental thereto, including underwriting discounts and selling commissions applicable to any such offer of securities, (iii) costs and expenses associated with the preparation and filing of any periodic reports by the REIT under federal, state or local laws or regulations, including filings with the SEC, (iv) costs and expenses associated with compliance by the REIT with laws, rules and regulations promulgated by any regulatory body, including the SEC, and (v) all other operating or administrative costs of the REIT and its subsidiaries incurred in the ordinary course of their business on behalf of the Partnership. The reimbursement of REIT Expenses shall not constitute a distribution under Article V of this Agreement.

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "Senior Revolver" means a loan to the Partnership by the lenders under that Loan Agreement, dated as of April 27, 1998 among the Partnership, the lenders party thereto and ABN AMRO Bank N.V. as agent for the lenders, (as the same may be amended, modified or restated or any refinancing thereof by those lenders) in the form of a 5-year senior secured revolving credit facility and in the original stated amount of $215,000,000.

                  "Shares" shall mean the shares of the common stock of the REIT.


                                   ARTICLE II

                           ORGANIZATION OF PARTNERSHIP

                  2.1 Organization. The parties have organized the Partnership as a limited partnership by filing the Certificate pursuant to the provisions of the Act for the purposes and upon the terms and conditions hereinafter set forth. The Partners agree that the rights and liabilities of the Partners shall be as provided in the Act, except as otherwise herein expressly provided.

                  2.2 Name. The name of the Partnership shall be Strategic Timber Partners, LP, or such other name as shall be chosen from time to time by the General Partner in its sole discretion.

                  2.3 Location of Principal Place of Business. The location of the principal place of business of the Partnership shall be at 5 North Pleasant Street, New London, New Hampshire 03257, or such other location as shall be selected from time to time by the General Partner in its sole discretion.

                  2.4 Registered Agent and Registered Office. The Corporation Trust Company shall act as registered agent of the Partnership and the Registered Office of the Partnership shall be Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware. The registered office and registered agent may be changed from time to time as the General Partner deems advisable by filing notice of such changes with the Secretary of State in accordance with the Act.

                  2.5 Term. The Partnership's term commenced upon the filing of the Certificate with the Secretary of State of Delaware on April 21, 1998 and shall continue until December 31, 2097, unless the Partnership is sooner terminated as provided in Article VIII or as provided by law.


                                   ARTICLE III

                               PURPOSE AND POWERS

                  3.1 Purpose and Business. The purpose of the Partnership shall be to acquire, hold, own, manage and transfer timberlands; to sell and otherwise dispose of the timber grown on such property; to acquire an ownership interest in Entities engaged in similar or related activities; and to engage in such other activities as shall be necessary, desirable or appropriate to effectuate the foregoing purposes.

                  3.2 Powers. Subject to any limitations imposed by the Financing Documents, the Partnership shall have all powers necessary, desirable or appropriate to accomplish the purposes enumerated. In connection with the foregoing, the Partnership shall have full power and authority, directly to enter into, perform, and carry out contracts of any kind, to borrow money and to issue evidences of indebtedness, whether or not secured by mortgages, security interests or other liens, and to enter into any and all indentures and other agreements and documents relating to such evidence of indebtedness, directly or indirectly, and to acquire such assets as may be necessary or useful in connection with its business. Notwithstanding the foregoing, the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the REIT to qualify as a real estate investment trust under the Code, (ii) could subject the REIT to any taxes under section 857 (other than for capital gains that the REIT has elected to retain) or section 4981 of the Code or have other potentially adverse consequences under the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the REIT, its subsidiaries or its securities, unless such action (or inaction) shall have been specifically consented to by the REIT in writing.


                                   ARTICLE IV

                              CAPITAL CONTRIBUTIONS


                  4.1 Capital Contributions, Partnership Interests and Percentage Interests of Partners.

                  (a) At the time of the execution of this Agreement, the Partners shall make the Capital Contributions set forth in Exhibit A and shall own the Partnership Units and have the Percentage Interests in the Partnership as set forth in such Exhibit. Initially, the Partnership will issue 25,500 Partnership Units, which will be divided into Class A, Class B, and Class C, as set forth in Exhibit A. Exhibit A may be amended from time to time by the General Partner to the extent necessary to properly reflect redemptions of Partnership Units, Capital Contributions, the authorized issuance of additional Partnership Units, or for any other similar event having an effect on a Partner's Percentage Interest.

                  (b) Except as provided in Sections 4.2 and 6.6, no Partner shall have an obligation to make any additional Capital Contributions or loans to the Partnership.

                  4.2 Contribution of Proceeds. In connection with the initial underwritten public offering of Shares by the REIT, the REIT shall first use the net proceeds of such offering to fully satisfy any unpaid amounts under the Bridge Loan and the remaining amount shall be transferred to the Partnership as a Capital Contribution. The REIT shall be deemed to have made a Capital Contribution to the Partnership in the amount of any underwriter's discount, placement fees, commissions or other expenses paid or incurred in connection with such issuance and the Partnership shall be deemed simultaneously to have reimbursed the REIT pursuant to Section 7.2 for the amount of such expenses.

                  4.3 No Third Party Beneficiaries. No creditor or other third party shall have the right to enforce any right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns.

                  4.4 No Interest on or Return of Capital Contribution. No Partner shall be entitled to interest on its Capital Contribution or, except as otherwise specifically provided herein, have any right to demand or receive the return of its Capital Contribution.

                  4.5 Loans to Partnership At the option of the General Partner, any Partner (including, without limitation, the General Partner) may make loans to the Partnership on terms deemed by the General Partner to be commercially reasonable.

                  4.6 Issuance of Additional Partnership Interests.

                  In exchange for the contribution of property to the Partnership, the General Partner is hereby authorized to cause the Partnership from time to time to issue to one or more Persons additional Partnership Units in one or more classes, or one or more series of any of such classes, with such designations, preferences and participating, optional or other special rights, powers and duties, including rights, powers and duties which may be senior to interests in the Partnership theretofore issued, except such additional issuance of Partnership Units will not diminish the rights granted to the Class C Limited Partner in Paragraph 3 of Exhibit D, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any of the Limited Partners, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Units: (ii) right of each such class or series of Partnership Units to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership.

                  4.7 Adjustment to Units in the Event of REIT Stock Split, Etc. If the REIT at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) or combines (by reverse stock split or otherwise) the Shares, each Partnership Unit outstanding on the record date (or such other date as is used to determine the affected Shares) for such subdivision or recapitalization shall be automatically subdivided or combined in the same manner as the Shares, so that subdivisions and combinations of the Shares affect the Units in a parallel manner.



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



                                    ARTICLE V

                                  DISTRIBUTIONS

                  5.1 Distributions.

                  (a) Except as provided in Section 8.3, the General Partner shall cause the Partnership to distribute all or any portion of Net Operating Cash Flow to the Partners from time to time as determined by the General Partner, but in any event not less frequently than quarterly in such amounts as the General Partner shall determine.

                  (b) Except as provided for in Section 5.4, prior to the complete satisfaction of the Bridge Loan, all distributions of Net Operating Cash Flow will be made to the REIT. Thereafter, Net Operating Cash Flow will be distributed to LTP until LTP has received distributions equal to: (A) the amount that LTP would have received if all distributions that were made during the period that the Bridge Loan was outstanding had been made in accordance with the Partners' Percentage Interests, less (B) the amount actually distributed to LTP under Section 5.4 Thereafter, all such distributions shall be made pro rata in accordance with the Partners' Percentage Interests as of the Partnership Record Date; provided that in no event may a Partner receive a distribution of Net Operating Cash Flow with respect to a Partnership Unit if such Partner is entitled to receive a distribution out of such Net Operating Cash Flow with respect to a Share for which such Partnership Unit has been redeemed or exchanged.

                  5.2 Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state or local tax law pursuant to Section 6.6 hereof with respect to any allocation, payment or distribution to the General Partner, the Limited Partners or Assignees shall be treated as amounts distributed to such Persons pursuant to Section 5.1 for all purposes under this Agreement.

                  5.3 Distributions Upon Liquidation. Proceeds from the sale or other disposition of all or substantially all of the assets of the Partnership, or related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership, including reductions and reserves made after commencement of the liquidation of the Partnership, shall be distributed to the Partners in accordance with Section 8.3.

                  5.4 Tax Distributions. During the period that the Bridge Loan is outstanding, the Partnership shall use its best efforts to distribute cash to LTP to enable the members of LTP to fund their U.S. federal income tax liabilities (including any estimated payments thereof) attributable to income reported (or to be reported) on the tax returns of the Partnership that is allocated to LTP, including without limitation amounts allocable under Code section 704(c). For purposes of making the determination of the amount of distribution under this Section 5.4, items of ordinary income or short-term capital gain will be assumed to be taxed at a tax rate of 39.6%, and items of long-term capital gain will be assumed to be taxed at a tax rate of either 20% or

28%, as determined by the General Partner upon advice of tax counsel; provided, however, the maximum amount distributable under this Section 5.4 is $999,999.



                                   ARTICLE VI

                ALLOCATIONS AND OTHER TAX AND ACCOUNTING MATTERS

                  6.1 Allocations for Capital Account Purposes. For purposes of maintaining the Capital Accounts and determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Exhibit B hereof), shall be allocated among the Partners in each taxable year (or a portion thereof) as provided in this Section 6.1:

                  (a) After giving effect to the special allocation rules contained in Exhibit C, Net Income shall be allocated: (i) first, to the General Partner to the extent of the amount by which Net Losses previously allocated to the General Partner pursuant to the last sentence of Section 6.1(b) exceed Net Income previously allocated to the General Partner pursuant to this clause (i) of this Section 6.1(a), and (ii) thereafter, Net Income shall be allocated to all the Partners in accordance with their respective Percentage Interests.

                  (b) After giving effect to the special allocation rules contained in Exhibit C, Net Losses shall be allocated to the Partners in accordance with their respective Percentage Interests, provided that Net Losses shall not be allocated to any Partner, other than the General Partner, to the extent that such allocation would cause such Partner to have an Adjusted Capital Account Deficit (as defined in Exhibit C) at the end of such taxable year (or increase any existing Adjusted Capital Account Deficit). All Net Losses in excess of the limitation set forth in the preceding sentence of this Section 6.1(b) shall be allocated to the General Partner.

                  6.2 Books of Account. At all times during the continuance of the Partnership, the General Partner shall maintain, or cause to be maintained, full, true, complete and correct books of account. In addition, the Partnership shall keep all records required to be maintained by the Act.

                  6.3 Reports. The General Partner shall cause to be sent to the Limited Partners promptly after receipt of the same from the Accountants and in no event later than 105 days after the close of each fiscal year of the Partnership, copies of Audited Financial Statements for the Partnership, or of the REIT if such statements are prepared solely on a consolidated basis with the REIT, for the immediately preceding fiscal year of the Partnership. The Partnership shall also cause to be maintained such other information as is necessary for the REIT to determine its qualification as a real estate investment trust under the Code, as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

                  6.4 Tax Elections and Returns.

                  (a) All elections required or permitted to be made by the Partnership under any applicable tax law shall be made by the General Partner in its sole discretion.

                  (b) The General Partner shall be responsible for preparing, or causing to be prepared, and filing all federal and state tax returns for the Partnership and furnishing copies thereof to the Partners, together with required Partnership schedules showing allocations of tax items, all within the period of time prescribed by law including extensions.

                  6.5 Tax Matters Partner.

                  (a) The General Partner is hereby designated as the Tax Matters Partner (within the meaning of section 6231(a)(7) of the Code) for the Partnership.

                  (b) Pursuant to Code section 6223(c)(3), upon receipt of notice from the Internal Revenue Service of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address and profit interest of each Limited Partner and any Assignees to the extent that the Partnership has such information available to it.

                  (c) The taking of any action and the incurring of any expense by the tax matters partner in connection with any federal, state or local tax controversy or proceeding, except to the extent required by law, is in the sole and absolute discretion of the tax matters partner. The provisions relating to indemnification of the General Partner, set forth in Section 7.7 of this Agreement, shall be fully applicable to the tax matters partner in its capacity as such.

                  (d) All third-party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing contained herein shall be construed to restrict the Partnership from engaging tax consultants to assist the tax matters partner in discharging its duties hereunder.

                  6.6 Withholding Payments Required By Law.

                  (a) Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including without limitation, any taxes required to be withheld or paid by the Partnership pursuant to sections 1441, 1442, 1445 or 1446 of the Code. ("Withholding Obligation"). Unless treated as a Tax Payment Loan (as hereinafter defined), any amount paid by the Partnership for or with respect to any Limited Partner on account of any Withholding Obligation shall be treated as a distribution to such Limited Partner for all purposes of this Agreement, consistent with the character or source of the Withholding Obligation.

                  (b) To the extent that the amount required to be remitted by the Partnership with respect to a Withholding Obligation exceeds the amount then otherwise distributable to a Limited Partner, the excess of the Withholding Obligation shall constitute a loan ("Tax Payment Loan") from the Partnership to such Limited Partner. Any Tax Payment Loan shall be repaid by the Limited Partner to whom it was deemed made within fifteen (15) days after notice from the General Partner that a Tax Payment Loan has been made on behalf of such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 6.6, which security interest is subordinate in right of payment and enforcement to any security interest or other lien granted by such Limited Partner to secure the Financing. In the event that a Limited Partner fails to pay any amount owed to the Partnership pursuant to this Section 6.6 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner. In such event, the General Partner shall have the right to receive distributions that otherwise would be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon, has been paid in full; and any such distributions so received by the General Partner shall be treated as having been distributed to the Defaulting Limited Partner and immediately paid by the defaulting Limited Partner to the General Partner in repayment of such loan. Any amounts payable by a Limited Partner hereunder shall bear interest at the lesser of (A) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus 4 percentage points, or (B) the maximum lawful rate of interest on such obligation. Such interest shall accrue from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

                  (c) The General Partner shall have the authority to take all actions necessary to enable the Partnership to comply with the statutes, laws or obligations that create a Withholding Obligation and to carry out the provisions of this Section 6.6. Nothing in this Section 6.6 shall create any obligation on the General Partner to advance funds to the Partnership or to borrow funds from third parties in order to make any payments on account of any liability of the Partnership for a Withholding Obligation.

                  (d) Any Partner who is a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the Regulations) is hereafter referred to as a Foreign Partner. A Partner who is not a Foreign Partner shall deliver to the General Partner a Certification of Non-Foreign Status in the form prescribed by the General Partner for withholding purposes under sections 1445 and 1446 of the Code. In the event that a Partner (i) is a Foreign Partner, or (ii) does not furnish a certification of Non-Foreign Status to the General Partner, then the withholding provisions in this Section 6.6 shall apply.

                  6.7 Fiscal Year. The fiscal year of the Partnership shall be the calendar year.


                                   ARTICLE VII

                     RIGHTS, DUTIES AND RESTRICTIONS OF THE
                          GENERAL PARTNER AND THE REIT

                  7.1 Powers and Duties of General Partner.

                  (a) Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provisions of this Agreement, the General Partner shall have full power and authority to do all things deemed necessary or desired by it to conduct the business of the Partnership, to exercise all powers of the Partnership as set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section
3.1 hereof, including without limitation:

                  (1) to acquire, directly or indirectly, interests in real estate that is growing or is suitable for growing timber, and any and all kinds of interests therein, and any and all related property; to manage and protect any of the Partnership's assets, interests therein or parts thereof; to improve any such real estate consistent with the purposes of the Partnership; to participate in the ownership of property; to dedicate a portion of a property for public use; to convey, to mortgage, pledge or otherwise encumber said property, or any part thereof; to lease said property or any part thereof from time to time, upon any terms and for any period of time, and to renew or extend leases, to amend, change or modify the terms and provisions of any leases and to grant options to lease and options to renew leases and options to purchase; to partition or to exchange said real property, or any part thereof, for other real property; to grant easements or charges of any kind; to release, convey or assign any right, title or interest in or about or easement appurtenant to said property or any part thereof; to insure any Person having an interest in or responsibility for the care or management of such property;

                  (2) to employ, engage or contract with or dismiss from employment or engagement Persons to the extent deemed necessary by the General Partner for the operation and management of the Partnership business, including but not limited to, contractors, subcontractors, engineers, foresters, surveyors, consultants, accountants, attorneys, real estate brokers and others;

                  (3) to enter into contracts on behalf of the Partnership and to cause all expenses related thereto to be paid;

                  (4) to borrow and lend money and make and obtain loans and advances to or from any Person for Partnership purposes; to contract liabilities and obligations of every kind and nature with or without security; and to repay, discharge, settle, adjust, compromise, or liquidate any such loan, advance, obligation or liability;

                  (5) to grant security interests, mortgage, assign, pledge, hypothecate, deposit, deliver, enter into sale and leaseback arrangements or otherwise give as security or for sale or other disposition any and all Partnership property, tangible or intangible, including, but not limited to, personal property and real estate and interests; to sign, execute and deliver any and all assignments, deeds, bills of sale and instruments in writing; to enter into, make, execute, deliver and receive agreements, undertakings and instruments of every kind and nature; and generally to do any and all other acts and things incidental to any of the foregoing;

                  (6) to, acquire and enter into any contract of insurance (including, without limitation, general partner liability and partnership reimbursement insurance policies) which the General Partner may deem necessary or appropriate;

                  (7) to conduct any and all banking transactions on behalf of the Partnership; to draw, sign, execute, accept, endorse, guarantee, deliver, receive and pay any checks, drafts, bills of exchange, acceptances, notes, obligations, undertakings and other instruments for or relating to the payment of money in, into, or from any account in the Partnership's name; to make deposits and withdraw the same and to negotiate or discount commercial paper and acceptances;

                  (8) to demand, sue for, receive, and otherwise take steps to collect all debts, rents, proceeds, interests, dividends, goods, income from property, damages and all other property, to which the Partnership may be entitled or which are or may become due the Partnership from any Person; to commence, prosecute or enforce, or to defend, answer or oppose, contest and abandon all legal proceedings in which the Partnership is or may hereafter be interested; and to settle, compromise or submit to arbitration any claims, disputes and matters which may arise between the Partnership and any other Person and to grant an extension of time for the payment or satisfaction thereof on any terms, with or without security;

                  (9) to acquire interests in and contribute property to any limited or general partnerships, joint ventures, subsidiaries or other entities as the General Partner deems desirable;

                  (10) to maintain the Partnership's books and records; and

                  (11) to prepare and deliver, or cause to be prepared and delivered by the Accountants, all financial and other reports with respect to the operations of the Partnership, and preparation and filing of all tax returns and reports.

                  (b) Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any specific liability on behalf of the Partnership.

                  (c) Notwithstanding the powers granted to the Partnership in
Section 3.2 and to the General Partner in Section 7.1(a), neither the Partnership nor the General Partner will undertake, or refrain from taking, any action that would be contrary to the terms and conditions of the Financing Documents.

                  7.2 Reimbursement of the General Partner and the REIT.

                  (a) Except as provided in this Section 7.2 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

                  (b) Prior to the complete satisfaction of the Bridge Loan, the REIT shall be reimbursed by the Partnership on a quarterly basis for all the REIT Expenses that it incurs and the General Partner shall be reimbursed on a quarterly basis for any administrative expenses that it incurs. The Limited Partners acknowledge that the primary business of the General Partner and the REIT is the ownership of interests in and operation of the Partnership and that all of the expenses incurred by the General Partner and the REIT are for the benefit of the Partnership. Such reimbursements shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to
Section 7.7 hereof. After satisfaction of the Bridge Loan, the reimbursement under this Section 7.2(b) shall be monthly or such other period the General Partner determines.

                  (c) The General Partner and the REIT shall also be reimbursed for all expenses they incur relating to the organization of the Partnership, the General Partner and the REIT. The REIT shall be reimbursed for all expenses related to the initial public offering of the Shares and any subsequent issuance of additional Shares if the proceeds thereof are contributed to the Partnership.

                  7.3 Outside Activities of the General Partner. Without the prior approval of the REIT, the General Partner shall not directly or indirectly enter into or conduct any business, other than in connection with the ownership, acquisition and disposition of Partnership Interests as a General Partner and the management and operation of the business of the Partnership, and such activities as are incidental thereto.

                  7.4 Contracts with Affiliates. The Partnership may lend or contribute to its subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Person. The Partnership may also engage in other transactions and enter into contracts with Affiliates of the General Partner which are on terms fair and reasonable to the Partnership and no less favorable to the Partnership than would be obtained from unaffiliated third parties.

                  7.5 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby acknowledges and confirms that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

                  7.6 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                  7.7 Indemnification by Partnership.

                  (a) The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; however, the Partnership shall not indemnify an Indemnitee with respect to (i) an act or omission of the Indemnitee that was material to the matter giving rise to the proceeding and either was the result of intentional misconduct or a knowing violation of law; or (ii) for any transaction for which such Indemnitee received a personal benefit in violation or breach of any provision of this Agreement. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7(a); provided, however, the termination of any criminal proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by Indemnitee creates a rebuttable presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7(a) with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership and no Partner shall have any personal liability therefor.

                  (b) Reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership, as authorized in this Section 7.7, has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount paid or reimbursed if it shall ultimately be determined that such standard of conduct has not been met.

                  (c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

                  (d) The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Persons in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify any such Person against such liability under the provisions of this Agreement.

                  (e) Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership or the General Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.7 unless such liabilities arise as a result of (i) such Indemnitee's intentional misconduct or knowing violation of the law, or (ii) any transactions in which such Indemnitee received a personal benefit in violation or breach of any provision of this Agreement or applicable law.

                  (f) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 solely because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                  (g) The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns, personal representatives and administrators, and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way effect the limitations on the Partnership's liability to any Indemnitee under this
Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

                  7.8 Liability of the General Partner

                  (a) Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary or other damages to the Partnership, any of the Partners or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted or did not act in good faith and such action or inaction was not the result of intentional misconduct, a knowing violation of law, or a transaction for which the General Partner received a personal benefit that was in violation or breach of any provision of this Agreement.

                  (b) The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the General Partner's shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or any assignees thereof) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner acted in good faith with respect thereto and such action or inaction was not the result of intentional misconduct, a knowing violation of law, or a transaction for which the General Partner received a personal benefit that was in violation or breach of any provision of this Agreement.

                  (c) Subject to its obligations and duties as General Partner set forth in Section 7.1 hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

                  (d) The General Partner shall not be deemed to have any limitations or obligations, or be subject to any restrictions, of a partner of a general partnership, if it otherwise would not have such limitations or obligations or be subject to such restrictions under the terms of the Act, any other applicable law and this Agreement.

                  (e) Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

                  7.9 Other Matters Concerning the General Partner

                  (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, consent, statement, instrument, opinion, report, or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                  (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which the General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

                  (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and any attorney or attorneys-in-fact duly appointed by the General Partner. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

                  (d) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General

Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect or further the ability of the REIT to qualify as a real estate investment trust under the Code or (ii) to avoid the REIT incurring any taxes under section 857 (other than for capital gains that the REIT has elected to retain) or section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.


                                  ARTICLE VIII

                     DISSOLUTION, WINDING-UP AND LIQUIDATION

                  8.1 Events of Dissolution. The Partnership shall continue until dissolved upon the occurrence of the earliest of the following events:

                  (a) the dissolution, termination, withdrawal, retirement or Bankruptcy of the General Partner, subject to the Partnership being continued as provided in Section 9.2 hereof;

                  (b) the election to dissolve the Partnership made in writing by the General Partner with the Consent of the Limited Partners;

                  (c) the sale or other disposition of all or substantially all of the assets of the Partnership, unless the General Partner elects to continue the Partnership business for the purpose of the receipt and the collection of indebtedness or the collection of any other consideration to be received in exchange for the assets of the Partnership (which activities shall be deemed to be part of the winding up of the affairs of the Partnership);

                  (d) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act, which decree is final and not subject to appeal; or

                  (e) December 31, 2097.

                  8.2 Accounting. In the event of the dissolution, winding-up and liquidation of the Partnership, a proper accounting shall be made of the Capital Account of each Partner and of the Net Income or Net Loss of the Partnership from the date of the last previous accounting to the date of dissolution.

                  8.3 Distribution on Dissolution. In the event of the dissolution and liquidation of the Partnership for any reason, the assets of the Partnership shall be liquidated and the net proceeds therefrom shall be distributed in the following rank and order:

                  (a) Payment of creditors of the Partnership in the order of priority as provided by law;

                  (b) Establishment of reserves as provided by the General Partner to provide for contingent and other Partnership liabilities, if any; and

                  (c) To the Partners in accordance with the positive balances in their Capital Accounts after giving effect to all contributions, distributions and allocations for all periods, other than distributions under this Section 8.3(c).

Whenever the Liquidating Trustee reasonably determines that any reserves established pursuant to paragraph (b) above are in excess of the reasonable requirements of the Partnership, the amount determined to be excess shall be distributed to the Partners in accordance with the provisions of this Section 8.3.

                  8.4 Timing Requirements.

                  (a) In the event that the Partnership is "liquidated" within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, any and all distributions to the Partners pursuant to Section 8.3(c) hereof shall be made no later than the later to occur of (i) the last day of the taxable year of the Partnership in which such liquidation occurs or (ii) ninety (90) days after the date of such liquidation.

                  (b) Notwithstanding the provisions of Section 8.3 hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidating Trustee determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidating Trustee may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners which are creditors of the Partnership) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 8.3 hereof, undivided interests in such Partnership assets as the Liquidating Trustee deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidating Trustee, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidating Trustee deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidating Trustee shall determine the fair market value cf any property distributed in kind using such reasonable method of valuation as it may adopt.

                  8.5 Documentation of Liquidation. Upon the completion of the dissolution and liquidation of the Partnership, the Partnership shall terminate and the Liquidating Trustee shall have the authority to execute and record any and all documents or instruments required to effect the dissolution, liquidation and termination of the Partnership.

                                   ARTICLE IX

                        TRANSFER OF PARTNERSHIP INTERESTS

                  9.1 Transfer.

                  (a) The term "transfer", when used in this Article IX with respect to a Partnership Interest, shall be deemed to refer to a transaction by which a Partner purports to assign its Partnership Interest or any portion thereof to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise; provided however, that the term "transfer", when used in this
Article IX does not (except when such term is used in Section 9.4) include any redemption of Partnership Interests from a Limited Partner or acquisition of Partnership Interests from a Limited Partner by the General Partner pursuant to
Section 11.1.

                  (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this
Article IX. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IX shall be null and void ab initio.

                  9.2 General Partner Transfer.

                  (a) Except for transfers to its Affiliates, the General Partner shall not withdraw from the Partnership and shall not sell, assign, pledge, encumber or otherwise dispose of all or any portion of its interest in the Partnership as a General Partner without the Consent of the Limited Partners at any time that the Limited Partners (other than the General Partner and its Affiliated Entities in their capacity as a Limited Partner) own in the aggregate more than 10% of the issued and outstanding Partnership Units.

                  (b) In the event the General Partner withdraws from the Partnership in violation of this Agreement or otherwise dissolves, terminates or upon the Bankruptcy of the General Partner, all the remaining Partners, within 90 days after such withdrawal, dissolution, termination or Bankruptcy, may elect to continue the business of the Partnership and appoint a successor general partner effective as of the date of such withdrawal, dissolution, termination or Bankruptcy.

                  9.3 Transfers by Limited Partners.

                  (a) Subject to the provisions of Sections 9.3(b) and 9.3(d), no Limited Partner shall have the right to transfer all or any portion of its Partnership Interest without the prior written consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner shall be deemed to have consented to the transfers described in Exhibit D.

                  (b) Notwithstanding the provisions of Section 9.3(a) (but subject to the provisions of Section 9.4), a Limited Partner may transfer, with or without the consent of the General Partner, all or a portion of its Partnership Interests to (i) a member of such transferor's Immediate Family, or a trust for the benefit of a member of such transferor's Immediate Family in a donative transfer that does not involve the receipt of any consideration and
(ii) if such Limited Partner is a trust, to one or more beneficiaries thereof; provided, that any Partnership Interest permitted to be transferred pursuant to this Section 9.3(b) shall remain subject to all provisions of this Agreement, including, without limitation, this Article IX.

                  (c) No Limited Partner shall have the right to substitute a transferee as a Limited Partner in its place. The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 9.3 as a substituted limited partner (as such term is used in the Act), which consent may be given or withheld by the General Partner in its sole and absolute discretion; provided, however, the General Partner will be deemed to have consented to the admission of an Assignee described in Section 9.3(b) of this Agreement. The General Partner's failure or refusal to permit a transferee of any such interests to become a substituted limited partner shall not give rise to any cause of action against the Partnership or any Partner. A transferee who has been admitted as a substitute Limited Partner in accordance with this Article IX shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

                  (d) If the General Partner, in its sole and absolute discretion, does not consent to the admission of any Person that is a permitted transferee under Sections 9.3(a) or 9.3(b), as a substituted limited partner, such transferee shall be considered an assignee ("Assignee") for purposes of this Agreement. An Assignee shall be deemed to have had assigned to it, and shall be entitled to receive, distributions from the Partnership and the share of Net Income, Net Losses, and any other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Interests assigned to it and shall have all of the Redemption Rights referred to in Section 11.1 of this Agreement attributable to such Partnership Interests, but shall not be deemed to be a holder of Partnership Interests for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Interests in any matter presented to the Limited Partners for a vote (such Partnership Interests being deemed to have been voted on such matter in the same proportion as all other Partnership Interests held by Limited Partners are voted). In the event any Assignee desires to make a further assignment of any such Partnership Interests, such Assignee shall be subject to all the provisions of this Article IX to the same extent and in the same manner as a Limited Partner desiring to make an assignment of Partnership Interests.

                  (e) The Limited Partners acknowledge that the Partnership Interests have not been registered under any federal or state securities laws and, as a result thereof, they may not be sold or otherwise transferred, except in compliance with such laws. Notwithstanding anything to the contrary contained in this Agreement, no Partnership Interest may be sold or otherwise transferred unless such transfer is exempt from registration under any applicable securities laws or such transfer is registered under such laws, it being acknowledged that the

Partnership has no obligation to take any action which would allow any such Partnership Interests to be registered.

                  9.4 Certain Restrictions on Transfer. In addition to any other restrictions on transfer herein contained, in no event may a Partner transfer a Partnership Interest (i) to any Person who lacks the legal right, power or capacity to own a Partnership Interest; (ii) if such transfer would cause the REIT to cease to qualify as a real estate investment trust under the Code; (iii) if such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of section 7704(b) of the Code; (iv) if such transfer would cause the Partnership to become, with respect to any employee benefit plan, subject to Title 1 of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in section 4975(c) of the Code); (v) if such transfer would, in the opinion of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; or (vi) except with respect to Partnership Interests pledged in connection with the Financing, to a lender to the Partnership or any Person who is related to any lender to the Partnership (within the meaning of Section 1.752-4(b) of the Regulations), unless in the opinion of counsel to the Partnership, such transfer and ownership of the Partnership Interest by the lender (or related person) will not have adverse federal income tax consequence to the Partners.

                  9.5 Effective Dates of Transfers.

                  (a) Transfers pursuant to this Article IX may only be made as of the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

                  (b) If any Partnership Interest is transferred or assigned in compliance with the provisions of this Article IX, or redeemed pursuant to
Section 11.1, on any day other than the first day of a calendar year, then Net Income, Net Loss, each item thereof and all other items attributable to such Partnership Interest for such year shall be allocated to the transferor Partner, or the redeemed Partner, as the case may be, and the transferee Partner, by taking into account their varying interests during such year in accordance with section 706(d) of the Code using such method as is elected by the General Partner. All distributions of Net Operating Cash Flow attributable to such Partnership Interest with respect to which the Partnership Record Date is before the date of such transfer, assignment or redemption shall be made to the transferring, assigning or redeemed Partner, and all distributions of Net Operating Cash Flow thereafter attributable to such Partnership Interest shall be made to the transferee Partner.

                  9.6 Pledges Required by Financing. Nothing contained in this
Article IX shall be deemed to limit the ability of the Partners to pledge and grant a security interest in their Partnership Interests as may be required by the Financing.

                                    ARTICLE X

                 RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

                  10.1 No Participation in Management. No Limited Partner, in its capacity as such, shall take part in the management of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. Any rights expressly granted to the Limited Partners in this Agreement shall not be deemed to be rights relating to the management of the Partnership's business.

                  10.2 Bankruptcy of a Limited Partner. The Bankruptcy of any Limited Partner shall not cause a dissolution of the Partnership, but the rights of such Limited Partner to share in the Net Profits or Net Losses of the Partnership and to receive distributions of Partnership funds shall, on the happening of such event, devolve on its successors or assigns, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership. However, in no event shall such assignee(s) become a substituted Limited Partner except in accordance with Article IX hereof.

                  10.3 No Withdrawal. No Limited Partner may withdraw its Capital Contribution from the Partnership without the prior written consent of the General Partner, other than as expressly provided in this Agreement.

                  10.4 Conflicts. Subject to any agreements or arrangements relating to rights of first opportunity, and the restriction contained in any employment and consulting agreements, the Limited Partners and their Affiliates (other than the REIT) are entitled to carry on such other business interests, activities and investments, including business interest and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any right, by virtue of this Agreement, in or to such other activities of a Limited Partner, or the income or profits derived therefrom.

                  10.5 Provision of Information.

                  (a) In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 10.5(b) hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest in the Partnership, upon written request with a statement of the purpose of such request and at such Limited Partner's own expense (including such copying and administrative charges as the General Partner may establish from time to time):

                           (1) to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the REIT pursuant to the Securities Exchange Act of 1934;

                           (2) to obtain a copy of the Partnership's federal, state and local income tax returns for each Partnership Year;

                           (3) to obtain a current list of the names and last known business, residence or mailing address of each Partner; and

                           (4) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed.

                  (b) Notwithstanding any other provisions of this Section 10.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interest of the Partnership or its business or (ii) the Partnership is required by law or by agreement with an unaffiliated third party to keep confidential.

                  10.6 Power of Attorney.

                  (a) Each Limited Partner constitutes and appoints the General Partner, any Liquidating Trustee, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to: execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (i) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidating Trustee deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (ii) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms;
(iii) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; and (iv) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to the provisions of this Agreement, or the Capital Contribution of any Partner.

                  (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive the death or incompetency of a Limited Partner to the effect and extent permitted by law and the transfer of all or any portion of such Limited Partner's Partnership Interests and shall extend to such Limited Partner's heirs, successors, assigns and personal representatives.

                  (c) Nothing contained in this Section 10.6 shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XII hereof.


                                   ARTICLE XI

                   GRANT OF CERTAIN RIGHTS TO LIMITED PARTNERS

                  11.1 Grant of Rights. Subject to the provisions of Exhibit D, each Limited Partner shall have the right (the "Redemption Right") to require the Partnership to redeem, no later than 30 days after receipt by the General Partner of a Notice electing redemption ("Redemption Notice"), all or a portion of the Partnership Units held by such Limited Partner at a redemption price equal to, and in the form of, the consideration determined in accordance with Exhibit D ("Redemption Amount"). A Limited Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any distributions paid with respect to a Partnership Record Date that is after such Limited Partner delivers a Redemption Notice. An Assignee may exercise the Redemption Rights that were applicable to the Partnership Interest that was assigned. In connection with any exercise of such rights by an Assignee, the Redemption Amount shall be paid by the Partnership directly to such Assignee. The Redemption Rights of the Class B and Class C Limited Partners are further governed by the terms and conditions of Exhibit D prior to the initial underwritten public offering of the Shares.

                  11.2 Right of REIT to Assume. Notwithstanding the provisions of Section 11.1, the REIT may, in its sole and absolute discretion, assume and directly satisfy a Redemption Right. Upon satisfaction of the Redemption Right, the REIT shall acquire the Partnership Units specified in the Redemption Notice and shall be treated for all purposes of this Agreement as the owner of such Partnership Units. In the event the REIT exercises its right to satisfy the Redemption Right in the manner described in the preceding sentence, the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of the Redemption Right, and each of the Redeeming Partner, the Partnership, and the REIT shall treat the transaction between the REIT and the Redeeming Partner as a sale of the Redeeming Partner's Partnership Units to the REIT for federal income tax purposes. Each Redeeming Partner agrees to execute such documents as the REIT may reasonably require in connection with the issuance of Shares upon exercise of the Redemption Right.

                                   ARTICLE XII

                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

                  12.1 Amendments.

                  (a) Except as provided in paragraphs (b) and (c) of this
Section 12.1, this Agreement may not be amended unless such amendment is approved by the General Partner and Limited Partners holding a majority of the Partnership Units held by the Limited Partners.

                  (b) Notwithstanding Section 12.1(a), the General Partner shall have the power, without the consent of any of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

                           (1) to add to the obligations of the General Partner
or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

                           (2) to reflect the admission, substitution,
termination, or withdrawal of Partners in accordance with this Agreement;

                           (3) to reflect a change that does not adversely
affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement that is not inconsistent with law or with other provisions of this Agreement; and

                           (4) to satisfy any requirements, conditions, or
guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.

The General Partner will provide notice to the Limited Partners promptly after any action under this Section 12.1(b) is taken, other than amendments under
Section 12.1(b)(2).

                  (c) Notwithstanding Section 12.1(a) hereof, this Agreement shall not be amended without the consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a general partner's interest, (ii) modify the limited liability of a Limited Partner, (iii) alter rights of the Partners to receive allocations and distributions pursuant to Articles V or VI hereof (except as permitted pursuant to Paragraph 5 of Exhibit B, Section 4.6 and Section 12.1(b)(3) hereof), (iv) prior to any initial public underwritten offering of the Shares, alter or modify the Redemption Rights set forth in Article XI hereof and Exhibit D hereto, or
(v) amend this Section 12.1(c).

                                  ARTICLE XIII

                            MEETINGS OF THE PARTNERS

                  13.1 Call of a Meeting.

                  (a) Meetings of Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding 25 percent or more of the Partnership Units. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) and not more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or as provided for in Section 13.2.

                  13.2 Written Consent. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed (in counterpart or otherwise) by Partners holding a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner.

                  13.3 Proxy. Each Limited Partner may authorize any Person or Persons to act for it by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.


                                   ARTICLE XIV

                               GENERAL PROVISIONS


                  14.1 Notices. All notices, requests, reports or other communications required or permitted to be given to a Partner or Assignee pursuant to this Agreement shall be in writing and may be personally served, telecopied or sent by first class United States mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy, one Business Day after deposit in the overnight mail or other next day delivery service or three business days after deposit in United States mail, postage prepaid, and properly addressed to the appropriate party. For purposes of this Section 14.1, the addresses of the parties hereto shall be as set forth in the Partnership's records. The address of any party hereto may be changed by a notice in writing given in accordance with the provisions hereof to the General Partner.

                  14.2 Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Delaware, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary.

                  14.3 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

                  14.4 Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other provision may be invalid or unenforceable in whole or in part.

                  14.5 Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

                  14.6 Titles and Captions. The Article and Section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                  14.7 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter form and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

                  14.8 Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

                  14.9 Assurances. Each of the Partners shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement.

                  14.10 Binding Effect. This Agreement shall be binding upon an inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed on their behalf as of the date first above written.


                                       GENERAL PARTNER:

                                       STRATEGIC TIMBER OPERATING CO.

                                       By:  /s/
                                          -------------------------------------
                                       Title:  V. P.
                                             ----------------------------------

                                       LIMITED PARTNERS:

                                       STRATEGIC TIMBER TRUST, INC.

                                       By:  /s/
                                          -------------------------------------
                                       Title:  V. P.
                                             ----------------------------------

                                       LOUISIANA TIMBER PARTNERS, LLC

                                       By:  /s/
                                          -------------------------------------
                                       Title:  Manager
                                             ----------------------------------

                                    EXHIBIT A

                      PARTNERS' CONTRIBUTIONS AND INTERESTS



                                                          Agreed Value
          Name/Address                   Cash            of Contributed           Total              Partnership       Percentage
           of Partner                Contribution           Property           Contribution             Units            Interest
           ----------                ------------           --------           ------------             -----            --------
         General Partner
         ---------------

Strategic Timber                        $1,080,000                   --         $1,080,000              Class A            1.00%
Operating Co.                                                                                              255
5 N. Pleasant Street
New London, NH 03257

        Limited Partners
        ----------------

[the REIT]                             $88,920,000                   --         $88,920,000             Class A           79.39%
5 N. Pleasant Street                                                                                    20,245
New London, NH 03257
Louisiana Timber                                --           $5,000,000          $5,000,000             Class B            1.96%

Partners, LLC                                                                                              500
999 Peachtree Street
Atlanta, GA  30309
Louisiana Timber                                --          $45,000,000         $45,000,000             Class C           17.65%

Partners, LLC                                                                                            4,500
999 Peachtree Street
Atlanta, GA  30309
                                       -----------          -----------        ------------             ------             ---
              Total                    $90,000,000          $50,000,000        $140,000,000             25,500             100%

                                    EXHIBIT B

                           CAPITAL ACCOUNT MAINTENANCE

         1. Capital Account of the Partners. The Partnership shall maintain for each Partner, a separate Capital Account in accordance with the rules of Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by
(i) the amount of all Capital Contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax), computed in accordance with Paragraph 2 of this Exhibit B and allocated to such Partner pursuant to
Section 6.1(a) of this Agreement and Exhibit C hereof, and decreased by (x) the amount of cash or fair market value of any property (net of liabilities) distributed to such partner pursuant to this Agreement and (y) items of Partnership deduction and loss, computed in accordance with Paragraph 2 of this Exhibit B and allocated to such Partner pursuant to Section 6.1(b) of the Agreement and Exhibit C hereof.

         2. Computation of Net Income or Net Loss. For each fiscal year or other applicable period, the Net Income or Net Loss shall be an amount equal to the Partnership's net income or loss for such year or period as determined for federal income tax purposes by the Accountants, in accordance with section 703(a) of the Code. For this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a) shall be included in taxable income or loss. The following adjustments shall then be made:

                  (a) include as an item of gross income any tax-exempt income received by the Partnership;

                  (b) any expenditure of the Partnership described in section 705(a)(2)(B) of the Code shall be treated as a deductible expense;

                  (c) in lieu of depreciation, depletion, amortization, and other cost recovery deductions taken into account in computing Net Income or Net Loss, there shall be taken into account Depreciation and Depletion;

                  (d) gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of such property as adjusted for Depreciation and Depletion rather than its adjusted tax basis; and

                  (e) in the event of an adjustment to the Gross Asset Value of any Partnership asset, as provided for in subparagraphs (b), (c) and (d) of Paragraph 3 of this Exhibit B, that also requires the Capital Accounts of the Partnership to be adjusted pursuant to Regulation Section 1.704-1(b)(2)(iv)(e),
(f) and (m), the amount of such adjustment is to be taken into account as an additional item of income or deduction, as is applicable.

                  (f) Once an item of income, gain, loss or deductions is included in the initial computation of Net Income or Net Loss but is then subjected to the special allocation rules in Exhibit C, Net Income or Net Loss shall be recomputed without regard to such item.

         3. Contributed Property and Adjustments to Value.

         With respect to any asset of the Partnership, the Gross Asset Value of such asset shall be such asset's adjusted basis for Federal income tax purposes, except as follows:

         (a) the initial Gross Asset Value of any asset (other than cash) contributed by a Partner to the Partnership shall be the gross fair market value of such asset at the time of its contribution as reasonably determined by the General Partner and as reflected in the books and records of the Partnership as the "Agreed Value of Contributed Property";

         (b) if the General Partner reasonably determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Partners, the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the General Partner, as of the following events:

                  (x) immediately prior to a Capital Contribution (other than a de minimis Capital Contribution) to the Partnership by a new or existing Partner as consideration for a Partnership Interest;

                  (y) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for the redemption of a Partnership Interest; and

                  (z) immediately prior to the liquidation of the Partnership within the meaning of the Regulations under Code section 704(b);

         (c) in accordance with Regulations Section 1.704-1(b)(2)(iv)(e), the Gross Asset Values of Partnership Assets distributed in kind shall be adjusted upward or downward to reflect any unrealized gain or loss attributable to such Partnership property, as of the time any such asset is distributed;

         (d) the Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to the Regulations under Code section 704(b); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph to the extent that the General Partner reasonably determines that an adjustment pursuant to paragraph

         (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

         4. Periodic Adjustments to Gross Asset Value. As of the end of each fiscal year or other computation period, Gross Asset Values shall be adjusted by any Depletion or Depreciation taken into account with respect to the Partnership's assets for purposes of computing Net Income and Net Loss.

         5. Overriding Principles. The provisions of the Agreement (including this Exhibit B and the other exhibits to this Agreement), relating to the maintenance of capital accounts and allocations are intended to comply with Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto are computed in order to comply with such Regulations, the General Partner may make such modifications, provided that such modification is not likely to have a material adverse effect on the amounts distributable to any Partner or Assignee, pursuant to Article VIII of this Agreement, upon dissolution of the Partnership. The General Partner also shall
(i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership Capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulation Section 704.-1(b)(2)(iv)(q), and (ii) make any appropriate modifications if unanticipated events might otherwise cause this Agreement not to comply with Regulation Section 1.704-1(b).

                                   EXHIBIT C

                            SPECIAL ALLOCATION RULES

         Notwithstanding the provisions of Section 6.1 of the Agreement, the Special Allocation Rules of this Exhibit C are controlling as to the allocation of any items of Partnership income, gain, loss and deduction.

         1. Definitions. The following terms shall, for purposes of this Exhibit C and the Agreement, have the meanings set forth below:

                  "Adjusted Capital Account Deficit" shall mean, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of any relevant fiscal year and after giving effect to the following adjustments:

                  (a) credit to such Capital Account any amounts which such Partner is obligated or treated as obligated to restore with respect to any deficit balance in such Capital Account pursuant to Section 1.704-1(b)(2)(ii)(c) of the Regulations, or is deemed to be obligated to restore with respect to any deficit balance pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

                  (b) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4),(5) and (6) of the
                  Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the requirements of the alternate test for economic effect contained in Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

                  "Nonrecourse Deductions" shall have the meaning set forth in Sections 1.704-2(b)(1) and (c) of the Regulations.

                  "Nonrecourse Liabilities" shall have the meaning set forth in
Section 1.704-2(b)(3) of the Regulations.

                  "Partner Minimum Gain" shall mean "partner nonrecourse debt minimum gain" as determined in accordance with Regulation Section 1.704-2(i)(2).

                  "Partner Nonrecourse Deductions" shall have the meaning set forth in Section 1.704-2(i)(2) of the Regulations.

                  "Partnership Minimum Gain" shall have the meaning set forth in
Section 1.704-2(b)(2) of the Regulations.

                  "Regulatory Allocations" shall mean the allocations required by the Regulations under Code section 704(b) in order for allocations to be deemed to have "economic effect" within the meaning of Code section 704(b) and as provided for in subparagraphs (a) through (e) of Paragraph 2 of this Exhibit C.

2.       Special Allocations.

         Notwithstanding any other provisions of the Agreement, the following special allocations shall be made prior to any allocation under Section 6.1 of the Agreement and in the following order:

         (a) Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain for any Partnership fiscal year (except as otherwise provided in Regulation Section 1.704-2)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in Partnership Minimum Gain. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(f). This paragraph (a) is intended to comply with the minimum gain chargeback requirement of Regulation Section 1.704-2 and shall be interpreted consistently therewith. Allocations pursuant to this paragraph (a) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant to the Regulations.

         (b) Partner Minimum Gain. If there is a net decrease in Partner Minimum Gain during any fiscal year (except as otherwise provided in Regulation
Section 1.704-2(i)(4)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to the Partner's share of the net decrease in Partner Minimum Gain, if any. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(i)(4) and (j)(2). This paragraph (b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this paragraph (b) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant to the Regulations.



         (c) Qualified Income Offset. In the event a Partner unexpectedly receives any adjustments, allocations or distributions described in Regulation
Section 1.704-1(b)(2)(ii)(d)(4),(5), or (6), and such Limited Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible. This paragraph (c) is intended to constitute a "qualified income offset under Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         (d) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other applicable period shall be allocated to the Partners in accordance with their respective Percentage Interests.

         (e) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any fiscal year or other applicable period shall be specially allocated to the Partner that bears the economic risk of loss for the debt (i.e., the Partner Nonrecourse Debt) as to which such Partner Nonrecourse Deductions are attributable, as determined under Regulation Section 1.704-2(b)(4) and (i)(1)).

         (f) Curative Allocations. The Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the cumulative net amount of allocations of Partnership items under the Regulatory Allocations and
Section 6.1 of the Agreement shall be equal to the net amount that would have been allocated to each Partner if the Regulatory Allocations had not occurred. This subparagraph (f) is intended to minimize, to the extent possible, any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith.

3.       Tax Allocations.

         (a) Generally. Except as provided in subparagraph (b) hereof, items of income, gain, loss, deduction and credit-to be allocated for income tax purposes (collectively, "Tax Items") shall be allocated among the Partners in the same proportion as the corresponding book items (within the meaning of the Code section 704(b) Regulations).

         (b) Allocations Respecting Section 704(c) and Revaluations. Notwithstanding paragraph (a) hereof, Tax items that relate to Partnership property that is subject to Code section 704(c) (contributed property having a fair market value different from its tax basis) and/or revalued pursuant to Regulation Section 1.704-1 (b)(2)(iv)(f) (collectively "Section 704(c) Tax Items") shall be allocated in accordance with said Code section 704(c) and Regulation Section 1.704-3. The General Partner is authorized to select the method under Regulation Section 1.704-3 for the allocation of Section 704(c) Tax items.

4.       Excess Nonrecourse Liabilities.

         The "excess nonrecourse liabilities" of the Partnership (within the meaning of Regulation Section 1.752-3(a)(3)) shall be allocated among the Partners in accordance with the Partners' Percentage Interests.

                                    EXHIBIT D

                       TERMS OF THE RIGHTS OF THE CLASS B
                          AND CLASS C PARTNERSHIP UNITS

         1. Definitions. In addition to terms defined in Section 1.1 of the Agreement, the following terms shall, for purposes of this Exhibit and the Agreement, have the meanings set forth below:

                  "Bel Ouatre Property" means the approximate 88,000 acres of timberland in Louisiana acquired by the Partnership as a result of LTP's contribution of contract rights to the Partnership.

                  "Conversion Factor" means one. From and after the IPO, the total number of issued and outstanding Partnership Units will be adjusted to equal the number of REIT Shares that would be issued and outstanding if all the Class B Partnership Units were converted to Shares on a one for one basis, as further provided for in Section 4.7 of the Agreement.

                  "IPO" means the REIT's initial underwritten offering of its Shares to the public pursuant to an effective registration statement filed with the SEC.

                  "IPO Deadline" means midnight Eastern time on December 31,
1998.

                  "LTP" means Louisiana Timber Partners, LLC.

                  "Redemption Amount" means the consideration paid or issued upon the redemption of a Class B or Class C Partnership Unit.

                  "Redemption Notice" means a Notice issued by the Class B Limited Partner, in which such Limited Partner elects the redemption of some or all of its Class B Partnership Units in accordance with the terms of
Section 11.1 of the Agreement and this Exhibit D.

                  "Securities Laws" means the federal and state laws (including the rules and regulations thereunder and the judicial and administrative interpretations thereof) regulating the sale of securities including, without limitation, the Securities Act of 1933, as amended; the Securities and Exchange Act of 1934, as amended; State Blue Sky Laws; and the rules and regulations of any stock exchange on which the Shares are listed for trading.

                  "Share Value" means, with respect to a Share, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the date on which a

Redemption Notice is received by the General Partner. The market price for each such trading day shall be: (i) if the Shares are listed or admitted to trading on any securities exchange or the Nasdaq Stock Market, the closing price on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, or (ii) if the Shares are not listed or admitted to trading on any securities exchange or the Nasdaq Stock Market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner.

                  "Underwriter" means the lead managing underwriter for the IPO.

         2. Redemption Rights Prior to the IPO. Prior to the IPO, LTP shall not have the right to exercise its Redemption Rights with respect to any of its Partnership Units, except as provided in this Exhibit D.

         3.       Redemption Rights At and Following IPO.

         (a) The Redemption Rights of LTP in connection with an IPO shall be subject to the terms and conditions of this Exhibit D rather than Article 11.

         (b) LTP shall not have the right to exercise its Redemption Rights for the Class B Partnership Units at any time prior to the one-year anniversary of the Agreement. As soon as possible, LTP and the Partnership will execute a Registration Rights And Lock-Up Agreement ("Registration Agreement") to definitively define the restrictions imposed by the Securities Laws and the Underwriter on any Shares that may be issuable to LTP.

         (c) Effective as of the closing of the IPO, all of the Class C Units will be automatically redeemed by the Partnership. The aggregate Redemption Amount for the Class C Partnership Units will be $45,000,000, payable in the form of consideration specified in this Paragraph 3(c). On or before the 30th day before the REIT intends to file a registration statement with the SEC with respect to the IPO, the General Partner shall provide LTP with a Notice of such intent. No later than 15 days after such Notice, LTP may elect to notify the General Partner of its preference as to one of the following forms of consideration for the Redemption Amount of the Class C Partnership Units: (i) cash; (ii) Class B Partnership Units, with the maximum number of Class B Partnership Units being determined by dividing $45,000,000 by the initial price to the public of a Share in the IPO; or (iii) a combination of cash and Class B Partnership Units, the aggregate value of which equals $45,000,000. The General Partner will attempt to honor in good faith the preference stated by LTP as to the form of the Redemption Amount, subject to the constraints suggested or imposed by the Underwriter. If LTP fails to timely provide a Notice of its preference to the General Partner, all of the Class C Partnership Units will be converted to Class B Partnership Units in accordance with the formula stated in clause (ii) of this Paragraph 3(c).

         (d) The Redemption Amount for a Class B Partnership Unit will be the Share Value multiplied by the Conversion Factor. At the option of the Partnership, or the REIT to the extent that it has assumed the Redemption Right, the Redemption Amount of a Class B Partnership Unit will be paid in one of the following forms: (i) cash;
(ii) Shares, as determined by multiplying the number of Class B Partnership Units specified in the Redemption Notice by the Conversion Factor; or (iii) a combination of cash and Shares having an aggregate value equal to the Share Value multiplied by the number of Class B Partnership Units specified in the Redemption Notice multiplied by the Conversion Factor. With respect to any Shares issued in redemption of Class B Partnership Units, the Company shall, subject to the requirements of applicable Securities Laws and the provisions of the Registration Agreement, either (x) file a registration statement covering the conversion of Class B Partnership Units into Shares, so that the Shares received are registered under the Securities Act of 1933, or (y) file a registration statement with respect to the resale of the Shares to be so issued, so that the resale of such Shares into the public market is registered under the Securities Act of 1933, and in either case will use its reasonable efforts to cause such registration statement to be declared effective promptly following the first date on which the Class B Partnership Units may be redeemed for Shares; provided that in no event shall a holder of Class B Partnership Units be required to accept Shares in redemption for his or its Class B Partnership Units unless such Shares have been, or can within a reasonable time be, registered as provided in (x) or (y) above, or such Shares are, in the opinion of counsel to the Company, immediately salable in the public market pursuant to an exemption from registration (such as Rule 144 under the Securities Act).


         4.       Put/Call.


         (a) If on or before the IPO Deadline: (i) a registration statement for the IPO has not been filed with the SEC, or (ii) the General Partner has not otherwise secured funding for the redemption of LTP's Partnership Interest for $50 million in a manner that is consistent with the Financing Documents, LTP shall have the right to put its Partnership Interest to the REIT and the REIT shall have a call right on LTP's Partnership Interest. The exercise price of the put and the call shall be $50,000,000, plus 8 1/2% per annum simple interest from and after the date that a Notice of put or call is given until such amount is paid ("Exercise Price"). Any purchase and sale effectuated pursuant to this Paragraph 4(a) shall be completed on or before the later of April 30, 1999 or 30 days following the date that a put or call Notice is given and shall be subject to the customary representations and warranties by a seller in such a transaction. LTP's right to put its Partnership Interest to the REIT expires upon the filing of a registration statement with the SEC for the IPO.

         (b) From and after the issuance of a Notice of a put or call, LTP shall not be entitled to any further distributions from the Partnership other than a priority distribution from the net proceeds of the sale of the Bel Quatre Property in an amount equal to the Exercise Price, which amount, when distributed, shall be in full satisfaction and liquidation of all of LTP's rights in or against the Partnership; provided, however, any such distribution shall be subject to any terms and conditions imposed by the lenders under the Financing Documents.

         (c) If the REIT is unable to pay the Exercise Price on or before the later of April 30, 1999 or 30 days after a put or call Notice is given, LTP shall have the exclusive right to market the Bel Quatre Property for sale on such terms and conditions as LTP elects, in its sole discretion, subject solely to the Financing Documents.

         5. Major Decisions. Prior to the IPO and notwithstanding anything to the contrary in the Agreement, the following actions will require the Consent of LTP, which Consent shall not be unreasonably withheld:

         (i) Selection of four candidates to be the forest manager for the Bel Quatre Property from which the General Partner shall select the company to act as the forest manager; provided, however, a forest management company not included on the original list of candidates may be chosen by the General Partner with the Consent of LTP.

         (ii) A sale of any portion of the Bel Quatre Property, if the selling price is $3,000,000 or more.

         (iii) A cutting contract for the Bel Quatre Property if: (A) the contract would permit harvest in periods extending beyond April 30, 1999, or (B) the contract provides that the dollar value of the timber to be cut under such contract would exceed $5,000,000.

The Consent rights of LTP contained in this Paragraph 5 terminate at the closing of the IPO.

         6. Limitation on Class B and Class C Rights. The Redemption Rights, the put right and the other rights granted to the Class B and Class C Limited Partners and the REIT's obligations or required performance in connection with the exercise or enforcement of any such rights are expressly subject to the terms and provisions of the Financing Documents and any limitations or restrictions that may be contained therein. To the extent that the provisions of the Agreement are inconsistent with the provisions contained in this Exhibit D, the terms and conditions of Exhibit D will control.

         7. Transfer by LTP. For purposes of Article IX of the Agreement, after the IPO, the General Partner will be deemed to have consented to LTP's assignment of any of the Partnership Units that it holds to its members or any of their respective Affiliates, as defined in the Agreement, and the substitution of such Persons as Limited Partners, subject to any contractual restrictions to which LTP is a party.